UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Palatin Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PALATIN TECHNOLOGIES, INC.
4B Cedar Brook Drive
Cranbury, New Jersey 08512

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

date	June 7, 2012
time	9:30 a.m., Eastern Time
place	Palatin’s offices, Cedar Brook Corporate Center, 4B Cedar Brook Drive, Cranbury, New Jersey 08512
record date	April 16, 2012
items of business
(1) election of eight directors nominated by our Board of Directors;
(2) ratification of appointment of our independent registered public accounting firm for the fiscal year ending June 30, 2012; and
(3) any other matters properly brought before the meeting or any adjournment or postponement thereof.

stockholder list
A list of all stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for 10 days before the meeting, at our offices, Cedar Brook Corporate Center, 4B Cedar Brook Drive, Cranbury, New Jersey 08512.

By order of the board of directors,

Stephen T. Wills, Secretary
April 20, 2012

The approximate date of mailing of the Notice Regarding the Availability of Proxy Materials to our stockholders is April 20, 2012, and this proxy statement, proxy card and annual report, including our annual report on Form 10-K for fiscal year 2011, will be available to our stockholders on www.proxyvote.com on that same date. On or about that date, we will also begin mailing paper copies of our proxy materials to our registered holders and to our beneficial holders who request paper copies.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 7, 2012. The proxy statement, proxy card and annual report to security holders, including our annual report on Form 10-K for fiscal year 2011, are available at www.proxyvote.com.

PALATIN TECHNOLOGIES, INC.

ANNUAL MEETING 2012

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PALATIN TECHNOLOGIES, INC.

4B Cedar Brook Drive
Cranbury, New Jersey 08512
(609) 495-2200

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2012

VOTING PROCEDURES AND SOLICITATION

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 7, 2012. The proxy statement, proxy card and annual report to security holders, including our annual report on Form 10-K for fiscal year 2011, are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please act as soon as possible to vote your shares. Your prompt voting may save us the expense of following up with a second mailing. We are sending proxy materials to stockholders of record on April 16, 2012 beginning on or about April 20, 2012. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the “stockholder of record.” We are sending a Notice Regarding the Availability of Proxy Materials (the “Notice”) to beneficial owners of our stock beginning on or about April 20, 2012. If your shares are held in a stock brokerage account or by a bank or other holder of record (a “brokerage firm”), you are considered the “beneficial owner” of the shares held in street name. Beneficial owners may view proxy materials online, and may also request and receive a paper or e-mail copy of the proxy materials by following the instructions provided in the Notice.

METHODS OF VOTING

If you are a beneficial owner, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of brokerage firms participate in the Broadridge Investor Communications Services online program. This program provides eligible stockholders that hold shares in street name the opportunity to vote via the Internet or by telephone. Whether or not your brokerage firm is participating in Broadridge’s program, your proxy materials will contain voting instructions. If you are a stockholder of record or if you are a beneficial owner whose brokerage firm participates in Broadridge’s program, there are three ways to vote before the meeting:

•
By Internet – www.proxyvote.com. If you have Internet access, you may transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the cut-off date or the meeting date, that is, June 6, 2012. Go to www.proxyvote.com. You must have your proxy card or Notice in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•	By telephone – 1-800-690-6903. You may vote using any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before

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the cut-off date or the meeting date. Call 1-800-690-6903 toll free. You must have your proxy card or Notice in hand when you access the web site and then follow the instructions.

•
By mail – Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. If you did not receive a proxy copy, you may request proxy materials, including a proxy card, by following the instructions in the Notice.

If you voted by Internet or telephone or sent in a proxy card and also attend the meeting in person, the proxy holders will vote your shares as you previously instructed unless you inform the Secretary at the meeting that you wish to vote in person.

REVOKING OR CHANGING A PROXY

You may revoke your proxy or change your vote by

•	voting again by proxy over the Internet or by telephone until 11:59 p.m. on June 6, 2012 (only your last Internet or telephone vote will be counted);

•	signing and returning another proxy card on a later date;

•	sending written notice of revocation or change to the Secretary at our offices, 4B Cedar Brook Drive, Cranbury, New Jersey 08512; or

•	informing the Secretary and voting in person at the meeting.

To be effective, a later-dated proxy or written revocation or change must arrive at our corporate offices before the start of the meeting.

If you are a beneficial owner, you may submit new voting instructions by following the instructions from the brokerage firm that holds your shares, or by obtaining a legal proxy from the brokerage firm that holds your shares giving you the right to vote the shares. You may vote in person at the meeting only if you are the stockholder of record or if you are a beneficial owner and have obtained a legal proxy from the brokerage firm that holds your shares.

PROXY SOLICITATION

We are soliciting proxies on behalf of the board of directors, and we will pay all costs of preparing, printing and mailing the proxy materials. In addition to mailing proxy materials, our officers and employees may solicit proxies by telephone, fax, e-mail or Internet, without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock, and will pay for their reasonable expenses in forwarding proxy materials to such beneficial owners.

Proxies and ballots will be received and tabulated by Broadridge Financial Solutions, Inc. (Broadridge), which will serve as our Inspector of Election.

HOW PROXIES ARE VOTED

The proxy holders are Carl Spana, Ph.D., our chief executive officer, president and a director, and Stephen T. Wills, our chief financial officer, chief operating officer, executive vice president, secretary and treasurer. The proxy holders will vote your shares according to your instructions on the proxy card or your Internet or telephone instructions. If a signed proxy card

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does not contain instructions, the proxy holders will vote the shares FOR the election of the director nominees listed on the card; FOR ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012; and in their discretion on any other business which may properly come before the meeting.

QUORUM AND VOTES REQUIRED

A majority of the votes of outstanding shares of common stock and Series A preferred stock, represented at the meeting in person or by proxy, constitutes a quorum. Abstentions and broker non-votes will count towards the quorum. If your shares are held in street name and you do not provide voting instructions to the brokerage firm that holds your shares, the brokerage firm can, in its discretion, vote your unvoted shares on matters on which it is permitted to exercise authority (“routine” matters). A broker non-vote occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that particular item, or chooses not to vote, and has not received instructions from the beneficial owner. Common stock and Series A preferred stock will vote together as one class on the items of business listed on the proxy card. The votes required are as follows:

•
Item One: Directors are elected by a plurality of votes cast, so the eight nominees receiving the most votes will be elected. Stockholders who do not wish to vote for one or more of the individual nominees may withhold their authority to vote in the manner provided on the proxy card or Internet or telephone voting systems. Brokerage firms do not have authority to vote customers’ unvoted shares held by firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes or abstentions will have no effect on the results of this vote.

•
Item Two: Ratifying the appointment of our independent registered public accounting firm for the fiscal year ending June 30, 2012 requires a majority of the votes cast on that item. Brokerage firms have authority to discretionarily vote customers’ unvoted shares held in street name on this proposal. Abstentions and broker non-votes will count neither for nor against ratification. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for 2012, our Audit Committee will reconsider its selection.

WHAT IS THE EFFECT OF NOT CASTING YOUR VOTE?

If you hold your shares in street name, it is critical that you cast your vote if you want to be counted for the election of directors in Item One. Your brokerage firm will not have discretionary authority to vote for election of directors in Item One. If you hold your shares in street name and you do not provide instructions on how to vote for election of directors, no votes may be cast for election of directors on your behalf.

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

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IS VOTING CONFIDENTIAL?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, Broadridge, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. Broadridge will, however, forward to management any written comments you make on the proxy card or elsewhere.

VOTING RIGHTS, SHARES OUTSTANDING AND VOTES PER SHARE

Holders of common stock and of Series A preferred stock at the close of business on the record date of April 16, 2012 are entitled to vote at the meeting.

•	Common stock: 34,900,591 shares outstanding, one vote per share

•	Series A preferred stock: 4,997 shares outstanding with approximately 5.4 votes per share, a total of 27,002 votes

There are no rights of appraisal or similar rights of dissenters with respect to the items of business at this meeting.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock who share the same address, we have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, one Notice or a single set of our annual report and proxy statement will be sent to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. Householding benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The procedure applies to our annual reports, proxy statements, other proxy materials and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to have access to and utilize separate proxy voting instructions.

If you do not wish to participate in “householding” and would like to receive your own set of any or all of our annual disclosure documents, or if you share an address with another Palatin stockholder and together both of you would like to receive only a single set of our annual disclosure documents, please contact Broadridge Financial Solutions, Inc., either by calling toll-free at (800) 542-1061, or by writing to Broadridge Financial Solutions, Inc. Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if your brokerage firm or other nominee holds your Palatin shares, you may contact your broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

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ITEM ONE:  ELECTION OF DIRECTORS

Our Nominating and Corporate Governance Committee has nominated the eight persons listed below to serve as directors. A stockholder who wishes to suggest a nominee to the Nominating and Corporate Governance Committee may do so in the manner and within the time frame explained under “Nomination of Directors” below. We recommend voting FOR these eight nominees. At the meeting, the eight nominees who receive the most votes will be elected as directors to serve until the next annual meeting, or until their successors are elected and qualified. Each of the nominees is currently a director and was elected at our last annual stockholders’ meeting on May 11, 2011, except Dr. Dunton, who was appointed to the board on June 22, 2011. If any of the nominees should become unavailable to serve on the board, the proxy holders will vote your shares for a board-approved substitute, or the board may reduce the number of directors.

THE NOMINEES

Name	Age	Position with Palatin
Carl Spana, Ph.D.	49	Chief executive officer, president and a director
John K.A. Prendergast, Ph.D. (3)	58	Director, chairman of the board of directors
Perry B. Molinoff, M.D. (1) (3)	71	Director
Robert K. deVeer, Jr. (1) (2)	65	Director
Zola P. Horovitz, Ph.D. (2) (3)	77	Director
Robert I. Taber, Ph.D. (1) (2)	75	Director
J. Stanley Hull (3)	59	Director
Alan W. Dunton, M.D. (1) (2)	57	Director
(1) Member of the Audit Committee. (2) Member of the Compensation Committee. (3) Member of the Nominating and Corporate Governance Committee.

CARL SPANA, Ph.D., co-founder of Palatin, has been our chief executive officer and president since June 14, 2000. He has been a director of Palatin since June 1996 and has been a director of our wholly-owned subsidiary, RhoMed Incorporated, since July 1995. From June 1996 through June 14, 2000, Dr. Spana served as an executive vice president and our chief technical officer. From June 1993 to June 1996, Dr. Spana was vice president of Paramount Capital Investments, LLC, a biotechnology and biopharmaceutical merchant banking firm, and of The Castle Group Ltd., a medical venture capital firm. Through his work at Paramount Capital Investments and The Castle Group, Dr. Spana co-founded and acquired several private biotechnology firms. From July 1991 to June 1993, Dr. Spana was a Research Associate at Bristol-Myers Squibb, a publicly-held pharmaceutical company, where he was involved in scientific research in the field of immunology. Dr. Spana is a director of AVAX Technologies,

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Inc., a life science company. Dr. Spana received his Ph.D. in molecular biology from The Johns Hopkins University and his B.S. in biochemistry from Rutgers University.

Dr. Spana’s qualifications for our board include his leadership experience, business judgment and industry experience. As a senior executive of Palatin for almost fifteen years, he provides in-depth knowledge of our company, our drug products under development and the competitive and corporate partnering landscape.

JOHN K.A. PRENDERGAST, Ph.D., co-founder of Palatin, has been chairman of the board since June 14, 2000, and a director since August 1996. Dr. Prendergast has been president and sole stockholder of Summercloud Bay, Inc., an independent consulting firm providing services to the biotechnology industry, since 1993. He is a member of the board of AVAX Technologies, Inc. and MediciNova, Inc., life science companies, and was a member of the board of Avigen, Inc. until its acquisition by MediciNova in 2009. Currently, he is the chairman and chief executive officer of AVAX Technologies, Inc. and executive chairman of the board of directors of Antyra, Inc., a privately-held biopharmaceutical firm. From October 1991 through December 1997, Dr. Prendergast was a managing director of The Castle Group Ltd., a medical venture capital firm. Dr. Prendergast received his M.Sc. and Ph.D. from the University of New South Wales, Sydney, Australia, and a C.S.S. in administration and management from Harvard University.

Dr. Prendergast is a co-founder of Palatin, and brings a historical perspective to our board coupled with extensive industry experience in corporate development and finance in the life sciences field. His service on other publicly traded company boards provides experience relevant to good corporate governance practices.

PERRY B. MOLINOFF, M.D., has been a director since November 2001. He served as our executive vice president for research and development from September 2001 until November 3, 2003, when he resigned to accept a position as Vice Provost for Research at the University of Pennsylvania, which he held from November 2003 through September 2006. He was a director of Cypress Bioscience, Inc., a publicly-held life science company, from 2004 through its acquisition by Ramius LLC and related entities in 2010. Dr. Molinoff has more than 30 years of experience in both the industrial and educational sectors. From 1981 to 1994, he was a professor of pharmacology and chairman of the Department of Pharmacology at the University of Pennsylvania School of Medicine in Philadelphia. From January 1995 until March 2001, he was vice president of neuroscience and genitourinary drug discovery for the Bristol-Myers Squibb Pharmaceutical Research Institute, where he was responsible for directing and implementing the Institute’s research efforts. Dr. Molinoff earned his medical degree from Harvard Medical School.

Dr. Molinoff has extensive academic and pharmaceutical company experience, with scientific knowledge that makes him a resource to our executive officers and other board members. As a former officer of Palatin, Dr. Molinoff has significant knowledge of our technologies and drug products under development, as well as the markets potentially addressed by our drug products under development.

ROBERT K. deVEER, Jr. has been a director since November 1998. Since January 1997, Mr. deVeer has been the president of deVeer Capital LLC, a private investment company. He is also a director of Solutia Inc., a publicly-held chemical-based materials company. From 1995

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until his retirement in 1996, Mr. deVeer served as Managing Director, Head of Industrial Group, at New York-based Lehman Brothers. From 1973 to 1995, he held increasingly responsible positions at New York-based CS First Boston, including Head of Project Finance, Head of Industrials and Head of Natural Resources. He was a managing director, member of the investment banking committee and a trustee of the First Boston Foundation. He received a B.A. in economics from Yale University and an M.B.A. in finance from Stanford Graduate School of Business.

Mr. deVeer has extensive experience in investment banking and corporate finance, including the financing of life sciences companies, and serves as the Audit Committee’s financial expert.

ZOLA P. HOROVITZ, Ph.D., has been a director since February 2001. Before he retired from Bristol-Myers Squibb in 1994, Dr. Horovitz spent 34 years in various positions, including associate director of the Squibb Institute for Medical Research, vice president of development, vice president, scientific liaison, vice president of licensing, and vice president of business development and planning for the pharmaceutical division of Bristol-Myers Squibb. He held advisory positions at the University of Pittsburgh, Rutgers College of Pharmacy and Princeton University. He is also currently a director of BioCryst Pharmaceuticals, Inc. and GenVec, Inc., publicly-held life science companies. Within the past five years, Dr. Horovitz also served on the board of directors of Genaera Corp., Immunicon Corp., NitroMed, Inc., Avigen, Inc. and DOV Pharmaceutical, Inc. Dr. Horovitz earned his Ph.D. in pharmacology from the University of Pittsburgh.

Dr. Horovitz has extensive experience in development of pharmaceutical drugs, business development and licensing, and has served on the board of directors of a number of publicly-held life science companies.

ROBERT I. TABER, Ph.D., has been a director since May 2001. Dr. Taber began his career in the pharmaceutical industry in 1962, holding a succession of positions within Schering Corporation’s biological research group before leaving in 1982 as director of biological research. He has also held a number of increasingly important positions with DuPont Pharmaceuticals and the DuPont Merck Pharmaceutical Company, including director of pharmaceutical research, director of pharmaceutical and biotechnology research, vice president of pharmaceutical research and vice president of extramural research and development. From 1994 to 1998, Dr. Taber held the position of senior vice president of research and development at Synaptic Pharmaceuticals Corporation before founding Message Pharmaceuticals, Inc. in 1998, serving as president and chief executive officer until 2000. Dr. Taber earned his Ph.D. in pharmacology from the Medical College of Virginia.

Dr. Taber has extensive experience in pharmaceutical research and development both in large pharmaceutical companies and in smaller biotechnology and biopharmaceutical companies.

J. STANLEY HULL has been a director since September 2005. Mr. Hull has over three decades of experience in the field of sales and marketing. Mr. Hull joined GlaxoSmithKline, a research-based pharmaceutical company, in October 1987 and retired as Senior Vice President, Pharmaceuticals in May 2010, having previously served in the R&D organization of GlaxoSmithKline as Vice President and Worldwide Director of Therapeutic Development and Product Strategy – Neurology and Psychiatry. Prior to that, he was Vice President of Marketing

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– Infectious Diseases and Gastroenterology for Glaxo Wellcome Inc. Mr. Hull started his career in the pharmaceutical industry with SmithKline and French Laboratories in 1978. Mr. Hull received his B.S. in business administration from the University of North Carolina at Greensboro.

Mr. Hull has extensive experience in commercial operations, development and marketing of pharmaceutical drugs and corporate alliances between pharmaceutical companies and biotechnology companies.

ALAN W. DUNTON, M.D., has been a director since June 2011. Since April 2006, he has been president of Danerius, LLC, a biotechnology consulting company, which he founded in 2006. From January 2007 to March 2009, Dr. Dunton served as president and chief executive officer of Panacos Pharmaceuticals Inc. and he served as a managing director of Panacos from March 2009 to January 2011. Dr. Dunton is currently a member of the board of directors of the publicly-traded companies Oragenics, Inc., Targacept, Inc. and EpiCept Corporation, and is also non-executive chairman of EpiCept, and, within the past five years, he served on the board of directors of the publicly-traded companies Adams Respiratory Therapeutics, Inc. (acquired by Reckitt Benckiser Group plc), MediciNova, Inc. and Panacos Pharmaceuticals, Inc. Previously, Dr. Dunton served as a director or executive officer of various pharmaceutical companies, and from 1994 to 2001, Dr. Dunton was a senior executive in various capacities in the Pharmaceuticals Group of Johnson & Johnson. Dr. Dunton received his M.D. degree from New York University School of Medicine, where he completed his residency in internal medicine. He also was a Fellow in Clinical Pharmacology at the New York Hospital/Cornell University Medical Center.

Dr. Dunton has extensive drug development and clinical research experience, having played a key role in the development of more than 20 products to regulatory approval, and also has extensive experience as an executive or officer for large pharmaceutical companies and smaller biotechnology and biopharmaceutical companies.

RECOMMENDATION OF THE BOARD

The board recommends a vote FOR the election of the eight nominees listed above.

[END OF ITEM ONE]

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ITEM TWO:  RATIFICATION OF APPOINTMENT OF KPMG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We recommend voting FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012. KPMG served as our independent registered public accounting firm for the fiscal year ended June 30, 2011. We expect that a representative of KPMG will attend the annual meeting. The representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders.

Audit Fees. For the fiscal year ended June 30, 2011, KPMG billed us a total of $282,500 for professional services rendered for the audit of our annual consolidated financial statements, review of our consolidated financial statements in our Forms 10-Q and services provided in connection with regulatory filings. For the fiscal year ended June 30, 2010, the total billed for the same services was $210,000.

Audit-Related Fees. For the fiscal years ended June 30, 2011 and 2010, KPMG did not perform or bill us for any audit-related services.

Tax Fees. For the fiscal year ended June 30, 2011, KPMG billed us a total of $50,346 for professional services rendered for tax compliance, tax advice and tax planning. For the fiscal year ended June 30, 2010, KPMG billed us $15,500 for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees. KPMG did not perform or bill us for any services other than those described above for the fiscal years ended June 30, 2011 and 2010.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors. Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engaging the independent registered public accounting firm for the next year’s audit, management will submit to the Audit Committee for approval an estimate of fees for services expected to be rendered during that year in each of four categories:

1. Audit services, including work that generally only our independent registered public accounting firm can reasonably be expected to provide, such as services provided in connection with regulatory filings, statutory audits and attest services and consultation regarding financial accounting and/or reporting standards;

2. Audit-related services, including assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements;

3. Tax services, including services performed by our independent registered public accounting firm’s tax personnel except those services specifically related to the audit of

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the consolidated financial statements, including fees in the areas of tax compliance, tax planning and tax advice; and

4. All other services not described in the preceding categories. We generally do not request other services from our independent registered public accounting firm.

The Audit Committee pre-approves fees for each category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Although stockholder approval of KPMG LLP’s appointment as our independent registered public accounting firm is not required by law or binding on the Audit Committee, the Audit Committee believes that stockholders should have an opportunity to express their views. In the event the stockholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of the NYSE Amex LLC (the “NYSE Amex”), has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of its financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of KPMG LLP.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended June 30, 2011 with Palatin’s management and has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has received from KPMG LLP the written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP communications with the Audit Committee, and the Audit Committee further discussed with KPMG LLP its independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

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Based on these reviews and discussions, we recommended to the board of directors that the audited consolidated financial statements be included in Palatin’s annual report on Form 10-K for the fiscal year ended June 30, 2011.

The Audit Committee

Robert K. deVeer, Jr., Chairman

Robert I. Taber, Ph.D.

Perry B. Molinoff, M.D.

Alan W. Dunton, M.D.

RECOMMENDATION OF THE BOARD

The board recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

[END OF ITEM TWO]

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CORPORATE GOVERNANCE

NOMINATION OF DIRECTORS

The Nominating and Corporate Governance Committee conducts an annual director performance evaluation process and proposes nominees for election as directors. Nominees must be well-regarded and experienced participants in their field(s) of specialty, familiar at the time of their appointment with our business, willing to devote the time and attention necessary to deepen and refine their understanding of Palatin and the issues we face, and must have an understanding of the demands and responsibilities of service on a public company board of directors. The committee considers individual merits, such as personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board and concern for the long-term interests of the stockholders. While we do not have a formal diversity policy, to ensure that the board of directors benefits from diverse perspectives, the committee seeks qualified nominees from a variety of backgrounds, including candidates of gender and ethnic diversity. The committee also considers each candidate in relation to existing or other potential members of the board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced board.

The committee will consider stockholder recommendations of nominees if they are accompanied by a comprehensive written resume of the recommended nominee’s business experience and background, and a signed consent from the recommended nominee stating that he or she is willing to be considered as a nominee and, if nominated and elected, will serve as a director. The committee will consider candidates recommended by stockholders on the same basis as candidates from other sources. The committee may retain outside consultants to assist in identifying suitable director candidates. Stockholders may send their written recommendations with the required documentation to our executive offices at 4B Cedar Brook Drive, Cranbury, NJ 08512, Attention: Secretary, no later than the deadline for stockholder proposals to be included in the proxy statement as specified under “Stockholder Proposals for Next Annual Meeting” on page 32.

DIRECTOR INDEPENDENCE

The board of directors has determined that all of the directors and nominees except for Dr. Spana (our chief executive officer and president) and Dr. Prendergast (our chairman) are independent directors, as defined in the listing standards of the NYSE Amex, on which our common stock is listed.

THE BOARD AND ITS COMMITTEES

Committees and meetings. The board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During fiscal 2011, the board met four times, the Audit Committee met four times, the Compensation Committee met twice and the Nominating and Corporate Governance Committee met once. Each director attended at least 75% of the total number of meetings of the board and committees of the board on which he served. With the exception of Drs. Prendergast and Spana, the directors did not

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attend the annual meeting of stockholders held on May 11, 2011. The board does not have a policy regarding director attendance of stockholder meetings.

Audit Committee. The Audit Committee reviews the engagement of the independent registered public accounting firm and reviews the independence of the independent registered public accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent registered public accounting firm and the adequacy of our internal control procedures. The Audit Committee is currently composed of four non-employee directors, Mr. deVeer (chair) and Drs. Taber, Molinoff and Dunton, all of whom are independent. The board has determined that the members of the Audit Committee are independent, as defined in the listing standards of the NYSE Amex, and satisfy the requirements of the NYSE Amex as to financial literacy and expertise. The board has determined that at least one member of the committee, Mr. deVeer, is the audit committee financial expert as defined by Item 407 of Regulation S-K. The responsibilities of the Audit Committee are set forth in a written charter adopted by the board, a copy of which is available on our web site at www.palatin.com.

Compensation Committee. The Compensation Committee reviews and recommends to the board on an annual basis employment agreements and compensation for our officers, directors and some employees, and administers our 2011 Stock Incentive Plan and the options still outstanding which were granted under previous stock option plans. The Compensation Committee is composed of Mr. deVeer and Drs. Horovitz, Taber (chair) and Dunton. The board has determined that the members of the Compensation Committee are independent, as defined in the listing standards of the NYSE Amex.

The Compensation Committee does not have a written charter. The committee administers our 2011 Stock Incentive Plan, under which it has delegated to an officer its authority to grant stock options to employees and to a single-member committee of the board its authority to grant restricted stock units to officers and to grant options and restricted stock units to our consultants, but in either instance not to grant options or restricted stock units to themselves, any member of the board or officer, or any person subject to Section 16 of the Securities Exchange Act of 1934. Our chief financial officer supports the committee in its work by gathering, analyzing and presenting data on our compensation arrangements and compensation in the marketplace.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the board in recommending nominees for directors, and in determining the composition of committees. It also reviews, assesses and makes recommendations to the board concerning policies and guidelines for corporate governance, including relationships of the board, the stockholders and management in determining our direction and performance. The responsibilities of the Nominating and Corporate Governance Committee are set forth in a written charter adopted by the board, a copy of which is available on our web site at www.palatin.com. The Nominating and Corporate Governance Committee is composed of Mr. Hull and Drs. Horovitz (chair) and Molinoff, each of whom meets the independence requirements currently established by the NYSE Amex, and Dr. Prendergast.

Duration of Office. Unless a director resigns, all directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Directors serve as members of committees as the board determines from time to time.

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COMMUNICATING WITH DIRECTORS

Generally, stockholders and others who have questions or concerns should contact Stephen T. Wills, Secretary, Palatin Technologies, Inc., 4B Cedar Brook Drive, Cranbury, NJ 08512. However, any stockholder who wishes to address questions regarding our business directly to the board of directors, or any individual director, can direct questions to the board members or a director by regular mail to the Secretary at the address above or by e-mail at boardofdirectors@palatin.com. Stockholders may submit their concerns anonymously or confidentially by postal mail.

Communications are distributed to the board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication, unless the Secretary determines that the communication is unrelated to the duties and responsibilities of the board, such as product inquiries, resumes, advertisements or other promotional material. Communications that are unduly hostile, threatening, illegal or similarly unsuitable will also not be distributed to the board or any director. All communications excluded from distribution will be retained and made available to any non-management director upon request.

BOARD ROLE IN RISK OVERSIGHT

Our board, as part of its overall responsibility to oversee the management of our business, considers risks generally when reviewing our strategic plan, financial results, business development activities, legal and regulatory matters. The board satisfies this responsibility through regular reports directly from our officers responsible for oversight of particular risks. The board’s risk management oversight also includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. The board’s role in risk oversight has no effect on the board’s leadership structure. In addition, committees of the board assist in its risk oversight responsibility, including:

•
The Audit Committee assists the board in its oversight of the integrity of the financial reporting and our compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities, and meets privately with representatives from our independent registered public accounting firm.

•
The Compensation Committee assists the board in its oversight of risk relating to compensation policies and practices. The Compensation Committee annually reviews our compensation policies, programs and procedures, including the incentives they create and mitigating factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our company.

BOARD LEADERSHIP STRUCTURE

Since 2000, the roles of chairman of the board and chief executive officer have been held by separate persons. John K.A. Prendergast, Ph.D., a non-employee director, has served as chairman of the board since June 2000. Carl Spana, Ph.D., has been our chief executive officer and president since June 2000. Generally, the chairman is responsible for advising the chief executive officer, assisting in long-term strategic planning, and presiding over meetings of the board, and the chief executive officer is responsible for leading our day-to-day performance.

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While we do not have a written policy with respect to separation of the roles of chairman of the board and chief executive officer, the board believes that the existing leadership structure, with the separation of these roles, provides several important advantages, including: enhancing the accountability of the chief executive officer to the board; strengthening the board’s independence from management; assisting the board in reaching consensus on particular strategies and policies; and facilitating robust director, board, and executive officer evaluation processes.

CODE OF CORPORATE CONDUCT AND ETHICS

We have adopted a code of corporate conduct and ethics that applies to all of our directors, officers and employees, including our chief executive officer and chief financial officer. You can view the code of corporate conduct and ethics at our web site, www.palatin.com. We will disclose any amendments to, or waivers from, provisions of the code of corporate conduct and ethics that apply to our directors, principal executive and financial officers in a current report on Form 8-K, unless the rules of the NYSE Amex permit web site posting of any such amendments or waivers.

DIRECTOR COMPENSATION

The following table sets forth the compensation we paid to all directors during fiscal 2011, except for Dr. Spana, whose compensation is set forth above in the Summary Compensation Table and related disclosure. Dr. Spana did not receive any separate compensation for his services as a director.

Name	Fees earned or paid in cash ($)	Option awards ($) (1) (2)	Total ($)
John K.A. Prendergast, Ph.D.	60,000	92,735	152,735
Perry B. Molinoff, M.D.	30,000	61,822	91,822
Robert K. deVeer, Jr.	34,000	61,822	95,822
Zola P. Horovitz, Ph.D.	30,000	61,822	91,822
Robert I. Taber, Ph.D.	32,000	61,822	93,822
Errol De Souza, Ph.D. (3)	15,000	6,106	21,106
J. Stanley Hull	30,000	61,822	91,822
Alan W. Dunton, M.D. (4)	0	24,976	24,976

(1)
Amounts in this column represent the aggregate grant date fair value for option awards granted in fiscal 2011 computed in accordance with FASB ASC Topic 718. For a description of the assumptions we used to calculate these amounts, see Note 9 to the consolidated financial statements included in the annual report.

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(2)	The aggregate number of shares underlying option awards outstanding at June 30, 2011 for each director was:

Dr. Prendergast                                 180,850

Dr. Molinoff                                       118,333

Mr. deVeer                                          117,000

Dr. Horovitz                                        113,500

Dr. Taber                                             113,500

Dr. De Souza                                         29,375

Mr. Hull                                               107,166

Dr. Dunton                                            32,500

(3)	Dr. De Souza resigned effective December 31, 2010.

(4)	Dr. Dunton joined the board on June 22, 2011

Non-Employee Directors’ Option Grants. In the past, our non-employee directors received an annual option grant on the first day of each fiscal year, or such earlier or later date as determined by the board. On June 22, 2011, the board revised practices relating to non-employee directors’ option grants so that non-employee directors receive an annual option grant at the board meeting closest to the beginning of each fiscal year, or such other date as may be determined by the board.

On July 21, 2010, as the annual option grant for our 2011 fiscal year, the chairman of the board received an option to purchase 6,000 shares of common stock and each other serving non-employee director received an option to purchase 4,000 shares of common stock. All of these options have an exercise price of $1.70 per share, the closing price of our common stock on the date of grant, vest in twelve monthly installments beginning on July 31, 2010, expire ten years from the date of grant and provide for accelerated vesting in the event of involuntarily termination as a director following a change in control, with exercise permitted following accelerated vesting for up to the earlier of one year after termination or the expiration date of the option.

Following the resignation of Dr. De Souza effective December 31, 2010, the Compensation Committee amended the options previously granted to him, such that vested options are exercisable until December 31, 2012.

On June 22, 2011, as the annual option grant for our 2012 fiscal year, the chairman of the board received an option to purchase 18,750 shares of common stock and each other serving non-employee director received an option to purchase 12,500 shares of common stock, which vest in twelve monthly installments beginning on July 31, 2011.

On June 22, 2011, the board also granted additional incentive and retention options to non-employee directors. The chairman received additional option grants for 60,000 shares which vested as to 50% on the date of grant and vest as to 50% on June 22, 2012, and for 30,000 shares which vest as to 25% on each anniversary of the grant date, starting June 22, 2012. Each other non-employee director received additional option grants for 20,000 shares, which vest as to 25%

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on each anniversary of the grant date, starting June 22, 2012, and, except for Dr. Dunton, for 40,000 shares, which vested as to 50% on the date of grant and vest as to 50% on June 22, 2012.

All non-employee director options granted on June 22, 2011 have an exercise price of $0.86 per share, the closing price of our common stock on the date of grant, expire ten years from the date of grant and provide for accelerated vesting in the event of involuntarily termination as a director following a change in control, with exercise permitted following accelerated vesting for up to the earlier of one year after termination or the expiration date of the option.

Non-Employee Directors’ Cash Compensation. Dr. Prendergast serves as chairman of the board and for our 2011 fiscal year received an annual retainer of $60,000, payable quarterly. Other non-employee directors received an annual retainer of $30,000, payable on a quarterly basis, with the Audit Committee chairperson and Compensation Committee chairperson receiving an additional $4,000 and $2,000, respectively, payable on a quarterly basis. On June 22, 2011, the board revised annual retainer rates commencing with our 2012 fiscal year; the chairman will receive an annual retainer of $75,000, with non-employee directors receiving an annual base retainer of $30,000. The chairperson of the Audit Committee will receive an additional annual retainer of $10,000, the chairperson of the Compensation Committee will receive an additional annual retainer of $7,000 and the chairperson of the Corporate Governance Committee will receive an additional annual retainer of $4,000. Members of the foregoing committees, other than the non-employee chairman or any employee director, will receive an additional retainer of one-half the retainer payable to the committee chairperson.

Non-Employee Directors’ Expenses. Non-employee directors are reimbursed for expenses incurred in performing their duties as directors, including attending all meetings of the board and any committees on which they serve.

Employee Directors. Employee directors are not separately compensated for services as directors, but are reimbursed for expenses incurred in performing their duties as directors, including attending all meetings of the board and any committees on which they serve.

EXECUTIVE OFFICERS

Executive officers are appointed by the board and serve at the discretion of the board. Each officer holds his position until his successor is appointed and qualified. The current executive officers hold office under employment agreements.

Name	Age	Position with Palatin
Carl Spana, Ph.D.	49	Chief executive officer, president and director
Stephen T. Wills, MST, CPA	55	Chief financial officer, chief operating officer, executive vice president, secretary and treasurer
Additional information about Dr. Spana is included above under the heading “The Nominees.”

STEPHEN T. WILLS, MST, CPA, has been our vice president, secretary, treasurer and chief financial officer since 1997 and was executive vice president of operations from 2005 until

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June 2011, when he was appointed chief operating officer and executive vice president. From July 1997 to August 2000, Mr. Wills was also a vice president and the chief financial officer of Derma Sciences, Inc., a publicly-held company, which provides wound and skin care products, and currently serves as lead director of Derma. Mr. Wills is also a director and chair of the audit committee of Miami International Securities Exchange, LLC, a privately-held fully-electronic options and equities exchange currently in development, and a director of U.S. Helicopter Corp., a publicly-held company, which previously provided air shuttle service and which is currently inactive. From 1991 to August 2000, he was the president and chief operating officer of Golomb, Wills & Company, P.C., a public accounting firm. Mr. Wills, a certified public accountant, received his B.S. in accounting from West Chester University, and an M.S. in taxation from Temple University.

 EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation earned by or paid to our principal executive officer, principal financial officer and our one other executive officer (our named executive officers) for our fiscal years ended June 30, 2011 and 2010. We have no defined benefit or actuarial pension plan, and no deferred compensation plan.

Name and Principal Position	Fiscal Year	Salary ($)	Stock awards (1) ($)	Option awards (1) ($)	Nonequity incentive plan compensa- tion (2) ($)	All other compensa- tion (3) ($)	Total ($)
Carl Spana, Ph.D., chief executive officer and president	2011	400,000	257,500	228,326	120,000	12,500	1,018,326
	2010	390,000	0	62,305	0	12,250	464,555
Stephen T. Wills, MST, CPA, chief financial officer, chief operating officer and executive vice president	2011	330,000	227,600	190,271	100,000	12,475	860,246
	2010	321,000	0	49,844	0	12,250	383,094

Trevor Hallam, Ph.D., former executive vice president of research and development (4)	2011	165,000	34,000	0	0	169,225	368,225
	2010	321,000	0	49,844	0	12,250	383,094

(1)
Amounts in these columns represent the aggregate grant date fair value for stock awards and option awards computed in accordance with FASB ASC Topic 718. For a description of the assumptions we used to calculate these amounts, see Note 9 to the consolidated financial statements included in the annual report.

(2)	Bonus amounts for fiscal 2011 were set by the board on June 22, 2011, but were not paid until July 15, 2011. There were no bonuses awarded to any of our executive officers for fiscal 2010.

(3)	Consists of matching contributions to 401(k) plan accounts and, for fiscal 2011 for Dr. Hallam, includes severance payments of $165,000.

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(4)	Dr. Hallam resigned effective December 31, 2010. All of his stock and option awards terminated prior to June 30, 2011.

Employment Agreements

Effective July 1, 2010, we entered into employment agreements with Dr. Spana, Mr. Wills and Dr. Hallam. The agreements with Dr. Spana and Mr. Wills continue through June 30, 2013 unless terminated earlier. The agreement with Dr. Hallam terminated with his resignation on December 31, 2010. Under these agreements, which replaced substantially similar agreements that expired on June 30, 2010, Dr. Spana is serving as chief executive officer and president at a base salary of $390,000 per year; Mr. Wills is serving as chief financial officer, chief operating officer and executive vice president at a base salary of $321,000 per year; and Dr. Hallam was serving as executive vice president of research and development at a base salary of $321,000 per year. The current salary as set by the board for Dr. Spana is $420,000 per year and for Mr. Wills is $375,000 per year. Each agreement also provides for:

•	annual discretionary bonus compensation, in an amount to be decided by the Compensation Committee and approved by the board, based on achievement of yearly objectives; and

•	participation in all benefit programs that we establish, to the extent the executive’s position, tenure, salary, age, health and other qualifications make him eligible to participate.

Each agreement allows us or the executive to terminate the agreement upon written notice, and contains other provisions for termination by us for “cause,” or by the employee for “good reason” or due to a “change in control” (as these terms are defined in the employment agreements and set forth below). Early termination may, in some circumstances, result in severance pay at the salary then in effect, plus continuation of medical and dental benefits then in effect for a period of two years (Dr. Spana) or 18 months (Mr. Wills). In addition, the agreements provide that options and restricted stock units granted to these officers accelerate upon termination of employment except for voluntary resignation by the officer or termination for cause. In the event of retirement, termination by the officer for good reason, or termination by us other than for “cause”, options may be exercised until the earlier of twenty-four months following termination or expiration of the option term. Arrangements with our named executive officers in connection with a termination following a change in control are described below. Each agreement includes non-competition, non-solicitation and confidentiality covenants.

The Compensation Committee determined not to award any bonuses to our named executive officers for fiscal 2010, based on results of operations, including our financial condition and our common stock price, but awarded bonuses for fiscal 2011, which were paid on July 15, 2011, based on results of operations, including clinical trial operations and our financial condition.

Stock Option and Restricted Stock Unit Grants

In each of fiscal 2010 and 2011, the Compensation Committee determined that additional equity grants were necessary in order to motivate and retain our executive officers. Effective July 1, 2009, Dr. Spana, Mr. Wills and Dr. Hallam were granted options to purchase 25,000, 20,000 and 20,000 shares of common stock, respectively, vesting over four years, with an exercise price equal to the closing price of our common stock on the date of grant.

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On July 21, 2010, we granted 25,000, 20,000 and 20,000 restricted stock units to Dr. Spana, Mr. Wills and Dr. Hallam, respectively, which vested as to 50% on September 15, 2010 and the remaining 50% on March 15, 2011 for Dr. Spana and Mr. Wills. Dr. Hallam’s 10,000 unvested restricted stock units terminated with his resignation on December 31, 2010.

On June 22, 2011, we granted 250,000 and 225,000 restricted stock units to Dr. Spana and Mr. Wills, respectively, which will vest as to 50% on June 22, 2012 and the remaining 50% on June 22, 2013. We also granted 300,000 and 250,000 stock options to Dr. Spana and Mr. Wills, respectively, which will vest as to 25% on each anniversary of the grant date. These options have an exercise price of $1.00, which is in excess of the fair market value on the date of grant ($0.86), and they expire on June 22, 2021.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table summarizes all of the outstanding equity-based awards granted to our named executive officers as of June 30, 2011, the end of our fiscal year.

		Option awards (1)				Stock awards (2)
Name (3)	Option or stock award grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (4)
Carl Spana	10/01/01	10,000	0	31.90	10/01/11
	12/11/02	10,000	0	20.00	12/11/12
	07/16/03	10,000	0	32.40	07/16/13
	07/01/05	7,500	0	37.50	07/01/15
	07/01/05	8,300	0	17.50	07/01/15
	10/06/06	12,500	0	24.90	10/06/16
	03/26/08	21,093	7,031	2.80	03/26/18
	03/26/08	3,516	1,172	5.00	03/26/18
	03/26/08	3,516	1,172	6.60	03/26/18
	07/01/08	12,500	12,500	1.80	07/01/18
	07/01/09	6,250	18,750	2.80	07/01/19
	06/22/11	0	300,000	1.00	06/22/21
	06/22/11					250,000	320,000

Stephen T. Wills	10/01/01	7,000	0	31.90	10/01/11
	12/11/02	8,000	0	20.00	12/11/12

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		Option awards (1)				Stock awards (2)
Name (3)	Option or stock award grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (4)
	07/16/03	8,000	0	32.40	07/16/13
	07/01/05	5,000	0	37.50	07/01/15
	07/01/05	7,300	0	17.50	07/01/15
	10/06/06	10,000	0	24.90	10/06/16
	03/26/08	16,875	5,625	2.80	03/26/18
	03/26/08	2,812	938	5.00	03/26/18
	03/26/08	2,812	938	6.60	03/26/18
	07/01/08	10,000	10,000	1.80	07/01/18
	07/01/09	5,000	15,000	2.80	07/01/19
	06/22/11	0	250,000	1.00	06/22/21
	06/22/11					225,000	288,000

(1)
Stock option vesting schedules: all options granted on or before October 6, 2006 have fully vested. Options granted after October 6, 2006 vest over four years with 1/4 of the shares vesting per year starting on the first anniversary of the grant date.

(2)
Stock awards consist of restricted stock units granted on June 22, 2011, which vest as to 50% on June 22, 2012 and as to the remaining 50% on June 22, 2013, provided that the named executive officer remains an employee. The restricted stock units provide for accelerated vesting on a “change in control” or termination of employment other than for “cause” or at the election of the named executive officers (as these terms are defined in employment agreements with the named executive officers). If the named executive officer is terminated for cause or voluntarily terminates employment, all unvested restricted stock units are immediately forfeited.

(3)	Dr. Hallam, who resigned effective December 31, 2010, did not have any equity-based awards outstanding at fiscal year end.

(4)	Calculated by multiplying the number of restricted stock units by $1.28, the closing market price of our common stock on June 30, 2011, the last trading day of our most recently completed fiscal year.

Termination and Change-In-Control Arrangements

The employment agreements, stock option agreements and restricted stock unit agreements with Dr. Spana and Mr. Wills contain the following provisions concerning severance compensation and the vesting of stock options and restricted stock units upon termination of employment or upon a change in control. The executive’s entitlement to severance, payment of health benefits and accelerated vesting of options is contingent on the executive executing a general release of claims against us.

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Termination Without Severance Compensation. Regardless of whether there has been a change in control, if we terminate employment for cause or the executive terminates employment without good reason (as those terms are defined in the employment agreement and set forth below), then the executive receives only his accrued salary and vacation benefits through the date of termination. He may also elect to receive medical and dental benefits pursuant to COBRA for up to two years (Dr. Spana) or 18 months (Mr. Wills), but must remit the cost of coverage to us. Under the terms of our outstanding options and restricted stock units, all unvested options and restricted stock units would terminate immediately, and vested options would be exercisable for three months after termination.

Severance Compensation Without a Change in Control. If we terminate or fail to extend the employment agreement without cause, or the executive terminates employment with good reason, then the executive will receive as severance pay his salary then in effect, paid in a lump sum, plus medical and dental benefits at our expense, for a period of two years (Dr. Spana) or 18 months (Mr. Wills) after the termination date. In addition, upon such event all unvested options would immediately vest and be exercisable for two years after the termination date or, if earlier, the expiration of the option term, and all unvested restricted stock units would accelerate and become fully vested.

Severance Compensation After a Change in Control. If, within one year after a change in control, we terminate employment or the executive terminates employment with good reason, then the executive will receive as severance pay 200% (Dr. Spana) or 150% (Mr. Wills) of his salary then in effect, paid in a lump sum, plus medical and dental benefits at our expense, for a period of two years (Dr. Spana) or 18 months (Mr. Wills) after the termination date. We would also reimburse the executive for up to $25,000 in fees and expenses during the six months following termination, for locating employment. We would also reimburse the executive for any excise tax he might incur on “excess parachute payments” (as defined in Section 280G(b) of the Internal Revenue Code). All unvested options would immediately vest and be exercisable for two years after the termination date or, if earlier, the expiration of the option term. All unvested restricted stock units would vest upon a change in control, without regard to whether the executive’s employment is terminated.

Option and Restricted Stock Unit Vesting Upon a Change in Control. Options and restricted stock units granted under the 2011 Stock Incentive Plan vest upon a change in control. If any options granted under the 2005 Stock Plan are to be terminated in connection with a change in control, those options will vest in full immediately before the change in control.

Definitions. Under the employment agreements, a “change in control,” “cause” and “good reason” are defined as follows:

A “change in control” occurs when:

(a)	some person or entity acquires more than 50% of the voting power of our outstanding securities;

(b)	the individuals who, during any twelve month period, constitute our board of directors cease to constitute at least a majority of the board of directors;

(c)	we enter into a merger or consolidation; or

(d)           we sell substantially all our assets.

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The term “cause” means:

(a)
the occurrence of (i) the executive’s material breach of, or habitual neglect or failure to perform the material duties which he is required to perform under, the terms of his employment agreement; (ii) the executive’s material failure to follow the reasonable directives or policies established by or at the direction of our board of directors; or (iii) the executive’s engaging in conduct that is materially detrimental to our interests such that we sustain a material loss or injury as a result thereof, provided that the breach or failure of performance is not cured, to the extent cure is possible, within ten days of the delivery to the executive of written notice thereof;

(b)	the willful breach by the executive of his obligations to us with respect to confidentiality, invention and non-disclosure, non-competition or non-solicitation; or

(c)	the conviction of the executive of, or the entry of a pleading of guilty or nolo contendere by the executive to, any crime involving moral turpitude or any felony.

The term “good reason” means the occurrence of any of the following, with our failure to cure such circumstances within 30 days of the delivery to us of written notice by the executive of such circumstances:

(a)
any material adverse change in the executive’s duties, authority or responsibilities, which causes the executive’s position with us to become of significantly less responsibility, or assignment of duties and responsibilities inconsistent with the executive’s position;

(b)	a material reduction in the executive’s salary;

(c)
our failure to continue in effect any material compensation or benefit plan in which the executive participates, unless an equitable arrangement has been made with respect to such plan, or our failure to continue the executive’s participation therein (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the executive’s participation relative to other participants;

(d)
our failure to continue to provide the executive with benefits substantially similar to those enjoyed by the executive under any of our health and welfare insurance, retirement and other fringe-benefit plans, the taking of any action by us which would directly or indirectly materially reduce any of such benefits, or our failure to provide the executive with the number of paid vacation days to which he is entitled; or

(e)	the relocation of the executive to a location which is a material distance from Cranbury, New Jersey.

PROXY STATEMENT, PAGE 25

STOCK OWNERSHIP INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the SEC require us to disclose failures to file or late filings of reports of stock ownership and changes in stock ownership required to be filed by our directors, officers and beneficial holders of more than 10% of our common stock. To the best of our knowledge, all of the filings for our directors, officers and beneficial holders of more than 10% of our common stock were made on a timely basis in the fiscal year ended June 30, 2011, except that filings for the initial vesting period for a two-period vesting of restricted stock units to our executive officers were inadvertently not timely, though filings relating to the initial grant and final vesting of the restricted stock unit grants were timely.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND OTHERS

The tables below show the beneficial stock ownership and voting power, as of April 16, 2012, of:

•	each director, each of the named executive officers, and all current directors and officers as a group; and

•	all persons who, to our knowledge, beneficially own more than five percent of our common stock or Series A preferred stock.

“Beneficial ownership” here means direct or indirect voting or dispositive power over outstanding stock and stock which a person has the right to acquire now or within 60 days after April 16, 2012. See the footnotes for more detailed explanations of the holdings. Except as noted, to our knowledge, the persons named in the tables beneficially own and have sole voting and dispositive power over all shares listed.

The common stock has one vote per share and the Series A preferred stock has approximately 5.4 votes per share. Total voting power is the sum of common stock and Series A preferred stock outstanding as of April 16, 2012, on which date 34,900,591 shares of common stock and 4,997 shares of Series A preferred stock were outstanding.

The address for all members of our management is c/o Palatin Technologies, Inc., 4B Cedar Brook Drive, Cranbury, NJ 08512. Addresses of other beneficial owners are in the table.

MANAGEMENT:
Class	Name of beneficial owner	Amount and nature of beneficial ownership	Percent of class	Percent of total voting power
Common	Carl Spana, Ph.D.	279,791 (1)	*	*
Common	Stephen T. Wills	247,952 (2)	*	*
Common	Trevor Hallam, Ph.D.	45,448 (3)	*	*
Common	John K.A. Prendergast, Ph.D.	1 08,805 (4)	*	*

PROXY STATEMENT, PAGE 26

Class	Name of beneficial owner	Amount and nature of beneficial ownership	Percent of class	Percent of total voting power
Common	Perry B. Molinoff, M.D.	74,541 (5)	*	*
Common	Robert K. deVeer, Jr.	68,058 (6)	*	*
Common	Zola P. Horovitz, Ph.D.	66,708 (7)	*	*
Common	Robert I. Taber, Ph.D.	66,708 (8)	*	*
Common	J. Stanley Hull	62,374 (9)	*	*
Common	Alan W. Dunton, M.D.	15,458 (10)	*	*
	All current directors and executive officers as a group (nine persons)(11)	990,395 (12)	2.8%	*
*Less than one percent.

(1)	Includes 117,050 shares which Dr. Spana has the right to acquire under options, and 50,000 shares which he has the right to acquire under Series A warrants.

(2)	Includes 93,300 shares which Mr. Wills has the right to acquire under options, and 50,000 shares which he has the right to acquire under Series A warrants.

(3)	Outstanding shares of common stock as of December 31, 2010. Dr. Hallam resigned effective December 31, 2010.

(4)	Includes 107,038 shares which Dr. Prendergast has the right to acquire under options.

(5)	Includes 73,541 shares which Dr. Molinoff has the right to acquire under options.

(6)	Includes 67,958 shares which Mr. deVeer has the right to acquire under options.

(7)	Includes 66,208 shares which Dr. Horovitz has the right to acquire under options.

(8)	Includes 66,208 shares which Dr. Taber has the right to acquire under options.

(9)	Shares which Mr. Hull has the right to acquire under options.

(10)	Includes 11,458 shares which Dr. Dunton has the right to acquire under options.

(11)	Excludes Dr. Hallam, who resigned effective December 31, 2010.

(12)	Includes 765,135 shares which directors and officers have the right to acquire under options and warrants.

PROXY STATEMENT, PAGE 27

MORE THAN 5% BENEFICIAL OWNERS:
Class	Name and address of beneficial owner	Amount and nature of beneficial ownership (1)	Percent of class	Percent of total voting power
Common	Mark N. Lampert BVF Inc. BVF Partners L.P. 900 North Michigan Avenue Suite 1100 Chicago, Illinois 60611	5,200,000 (2)	14.9%	14.9%
Common	Great Point Partners LLC Jeffrey R. Jay, M.D. David Kroin 165 Mason Street, 3rd Floor Greenwich, CT 06830	3,512,930 (3)	9.9%	9.3%
Common	Quogue Capital LLC Wayne P. Rothbaum 50 West 57th Street 15th Floor New York, NY 10019	3,646,391 (4)	9.9%	5.7%
Common	James E. Flynn 780 Third Avenue, 37th Floor New York, NY 10017	3,304,712 (5)	9.4%	8.7%
Common	First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, NY 10105	3,187,563 (6)	8.8%	4.8%
Series A Preferred	Tokenhouse PTE LTD 9 – 11 Reitergasse Zurich 8027, Switzerland	667	13.3%	*
Series A Preferred	Steven N. Ostrovsky 43 Nikki Ct. Morganville, NJ 07751	500	10.0%	*
Series A Preferred	Thomas L. Cassidy IRA Rollover 38 Canaan Close New Canaan, CT 06840	500	10.0%	*
Series A Preferred	Jonathan E. Rothschild 300 Mercer St., #28F New York, NY 10003	500	10.0%	*

PROXY STATEMENT, PAGE 28

Class	Name and address of beneficial owner	Amount and nature of beneficial ownership (1)	Percent of class	Percent of total voting power
Series A Preferred	103336 Canada Inc. 168 Forest Hill Rd. Toronto, Ontario, M5P2M9	300	6.0%	*
Series A Preferred	Arthur J. Nagle 19 Garden Avenue Bronxville, NY 10708	250	5.0%	*
Series A Preferred	Thomas P. and Mary E. Heiser, JTWROS 10 Ridge Road Hopkinton, MA 01748	250	5.0%	*
Series A Preferred	Carl F. Schwartz 31 West 87th St. New York, NY 10016	250	5.0%	*
Series A Preferred	Michael J. Wrubel 3650 N. 36 Avenue, #39 Hollywood, FL 33021	250	5.0%	*
Series A Preferred	Myron M. Teitelbaum, M.D. 175 Burton Lane Lawrence, NY 11559	250	5.0%	*
Series A Preferred	Laura Gold Galleries Ltd. Profit Sharing Trust Park South Gallery at Carnegie Hall 154 West 57th Street, Suite 114 New York, NY 10019-3321	250	5.0%	*
Series A Preferred	Laura Gold 180 W. 58th Street New York, NY 10019	250	5.0%	*
*Less than one percent.

(1)  Unless otherwise indicated by footnote, all share amounts represent outstanding shares of the class indicated, and all beneficial owners listed have, to our knowledge, sole voting and dispositive power over the shares listed.

(2)  According to a joint Schedule 13G/A filed on October 7, 2011, Mr. Lampert, BVF Partners L.P. and BVF, Inc. shared voting and dispositive power with respect to all the shares listed, and the other filers had beneficial ownership as follows, as to which Mr. Lampert, BVF Partners L.P. and BVF, Inc. disclaim beneficial ownership:

PROXY STATEMENT, PAGE 29

(i) BVF Investments, L.L.C.: 3,091,000 shares;

(ii) Biotechnology Value Fund, L.P.: 1,086,200 shares;

(iii) Biotechnology Value Fund II, L.P.: 667,900 shares; and

(iv) Investment 10, L.L.C.: 354,900 shares.

(3) Includes 262,930 shares issuable on exercise of warrants. Dr. Jay and Mr. Kroin are managing members of Great Point Partners, LLC. According to a joint Schedule 13G filed on March 10, 2011, each of the owners listed had shared voting and dispositive power with respect to all the shares listed. Great Point Partners, LLC is the investment manager for the following entities or persons, which have shared voting and dispositive power over the number of shares indicated:

(i) Biomedical Value Fund, LP: 968,424 shares outstanding and 92,231 shares issuable on exercise of warrants;

(ii) Biomedical Offshore Value Fund, Ltd.: 558,458 shares outstanding and 53,186 shares issuable on exercise of warrants;

(iii) Biomedical Institutional Value Fund, LP: 359,103 shares outstanding and 34,200 shares issuable on exercise of warrants;

(iv) Lyrical Multi-Manager Fund, LP: 484,212 shares outstanding and 46,116 shares issuable on exercise of warrants;

(v) Class D Series of GEF-PS, LP: 484,212 shares outstanding and 46,116 shares issuable on exercise of warrants;

(vi) David J. Morrison: 16,141 shares outstanding and 1,537 shares issuable on exercise of warrants; and

(vii) WS Investments III, LLC: 96,841 shares outstanding and 9,223 shares issuable on exercise of warrants.

Exercise of the warrants is restricted if, as a result of exercise, the beneficial ownership of the holder or any group including the holder would exceed 9.99% of the outstanding common stock. Beneficial ownership excludes warrants which are not exercisable because of that restriction.

(4)  Includes 1,646,391 shares issuable on exercise of warrants. According to a joint Schedule 13G filed on February 28, 2011, Quogue Capital LLC and Mr. Rothbaum, the president of Quogue Capital LLC, shared voting and dispositive power with respect to all the shares listed.

(5)  Includes 282,609 shares issuable on exercise of warrants. According to a joint Schedule 13G/A filed on February 14, 2012, Mr. Flynn and the other filers had beneficial ownership and shared voting and dispositive power as follows:

(i) James E. Flynn: 3,022,103 shares outstanding and 282,609 shares issuable on exercise of warrants held by Deerfield Special Situations Fund, L.P. and Deerfield Special Situations Fund International Limited. Mr. Flynn shares voting and dispositive power over the shares owned by Deerfield Special Situations Fund, L.P. and Deerfield Special Situations Fund International Limited;

PROXY STATEMENT, PAGE 30

(ii) Deerfield Management Company, L.P.: 1,743,753 shares outstanding and 170,696 shares issuable on exercise of warrants. Deerfield Management Company L.P. shares voting and dispositive power over the shares owned by Deerfield Special Situations Fund International Limited;

(iii) Deerfield Special Situations Fund International Limited: 1,743,753 shares outstanding and 170,696 shares issuable on exercise of warrants;

(iv) Deerfield Capital, L.P.: 1,278,350 shares outstanding and 111,913 shares issuable on exercise of warrants. Deerfield Capital, L.P. shares voting and dispositive power over the shares owned by Deerfield Special Situations Fund, L.P.; and

(v) Deerfield Special Situations Fund, L.P.: 1,278,350 shares outstanding and 111,913 shares issuable on exercise of warrants.

Exercise of the warrants is restricted if, as a result of exercise, the beneficial ownership of the holder or any group including the holder would exceed 9.99% of the outstanding common stock. Beneficial ownership excludes warrants which are not exercisable because of that restriction.

(6)  Includes 1,525,020 shares issuable on exercise of warrants. According to a Schedule 13G/A filed on January 13, 2012, First Eagle Investment Management, LLC (FEIM) is deemed to be the beneficial owner of the shares listed as a result of acting as investment advisor to various clients, including First Eagle Value in Biotechnology Master Fund, Ltd., which may be deemed to beneficially own 1,662,543 shares outstanding and 762,500 shares issuable on exercise of warrants.

Exercise of the warrants is restricted if, as a result of exercise, the beneficial ownership of the holder or any group including the holder would exceed 9.99% of the outstanding common stock. Beneficial ownership excludes warrants which are not exercisable because of that restriction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

As a condition of employment, we require all employees to disclose in writing actual or potential conflicts of interest, including related party transactions. Our code of corporate conduct and ethics, which applies to employees, officers and directors, requires that the Audit Committee review and approve related party transactions. In connection with a firm commitment public offering which is described in a prospectus dated February 24, 2011 which we filed with the SEC, our two executive officers, Carl Spana, Ph.D. and Stephen T. Wills, each purchased 50,000 units, consisting of 50,000 shares of common stock, 50,000 Series A warrants and 50,000 Series B warrants, at the public offering price of $1.00 per unit, which purchase was reviewed and approved by our Audit Committee. Other than as disclosed in this paragraph, since July 1, 2009, there have been no transactions or proposed transactions in which we were or are to be a participant, in which any related person had or will have a direct or indirect material interest.

PROXY STATEMENT, PAGE 31

OTHER ITEMS OF BUSINESS

We are not aware of any matters, other than the items of business discussed in this proxy statement, which may come before the meeting. If other items of business properly come before the meeting, the proxy holders will vote shares in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the next annual meeting of stockholders, such proposals must be received no later than December 21, 2012. To be considered for presentation at the 2013 annual meeting, although not included in the proxy statement, proposals must be received no earlier than February 6, 2013 and no later than March 6, 2013. Proposals that are not received in a timely manner will not be voted on at the 2013 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Secretary at our executive offices, 4B Cedar Brook Drive, Cranbury, NJ 08512.

Your cooperation in giving this matter your immediate attention and voting by Internet or telephone or by returning your proxy card is greatly appreciated.

By order of the board of directors,

Stephen T. Wills, Secretary
April 20, 2012

PROXY STATEMENT, PAGE 32

[form of proxy card]

PALATIN TECHNOLOGIES, INC. ATTN: STEPHEN T. WILLS, EVP, CFO AND COO 4B CEDAR BROOK DRIVE CRANBURY, NJ 08512
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK  BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M46385-P26846                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PALATIN TECHNOLOGIES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		[ ]	[ ]	[ ]

Nominees:

	01) Carl Spana, Ph.D. 02) John K.A. Prendergast, Ph.D. 03) Perry B. Molinoff, M.D. 04) Robert K. deVeer, Jr.	05) Zola P. Horovitz, Ph.D. 06) Robert I. Taber, Ph.D. 07) J. Stanley Hull 08) Alan W. Dunton, M.D.

		For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposals:

2.	To ratify the appointment of KPMG LLP as Palatin's independent auditors for the fiscal year ending June 30, 2012.	[ ]	[ ]	[ ]

3.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment of the meeting.	[ ]	[ ]	[ ]

Please sign exactly as your name(s) appear(s) hereon.  When signing  as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Proxy Card and Annual Report on Form 10-K are available at www.proxyvote.com.

M46386-P26846

PALATIN TECHNOLOGIES, INC.
Annual Meeting of Stockholders
June 7, 2012 9:30 a.m.
This proxy is solicited by the Board of Directors

The undersigned appoints Carl Spana, Ph.D. and Stephen T. Wills (each with full power to act without the other)  as proxy holders with full power of substitution, to vote all shares of common stock and Series A Convertible Preferred Stock of Palatin Technologies, Inc., a Delaware corporation, held of record by the undersigned  as of April 16, 2012, at Palatin's annual meeting of stockholders to be held Thursday, June 7, 2012, and at any postponement or adjournment of the meeting.

The proxy holders will vote the shares of the undersigned stockholder as instructed on the reverse side. If no choice is specified by the stockholder, the proxy holders will vote the shares FOR the election of the listed nominees, FOR proposal no. 2 and on any other matter coming before the meeting in the discretion of the proxy holders. The undersigned revokes any proxy previously given to vote or act with respect to such shares and ratifies and confirms all actions which the proxy holders or their substitutes may lawfully do in accordance with the instructions on this proxy card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side